UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2017

Bill Barrett Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado		80202
(Address of principal executive office)		(Zip Code)

(303) 293-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.    Completion of Acquisition or Disposition of Assets

On December 29, 2017, Bill Barrett Corporation (the “Company”) closed on the previously announced sale of the Company's remaining non-core assets located in the Uinta Basin in Utah to Lonesome Oil & Gas, LLC and Big West Exploration and Production LLC, for cash proceeds of approximately $100 million, subject to post-closing adjustment.

Item 2.02.    Results of Operations and Financial Condition

The Unaudited Pro Forma Condensed Consolidated Financial Information of the Company as of September 30, 2017, for the nine months ended September 30, 2017, and for the year ended December 31, 2016 for the Uinta Basin sale were previously filed as Exhibit 99.1 to Current Report on Form 8-K on December 5, 2017.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 7.01.    Regulation FD Disclosure

On December 29, 2017, the Company issued a press release announcing that it closed on the sale of non-core assets located in the Uinta Basin. The press release is attached as Exhibit 99.1 to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release, dated November 29, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 29, 2017	BILL BARRETT CORPORATION

		By:	/s/ Kenneth A. Wonstolen
Kenneth A. Wonstolen
Senior Vice President - General Counsel; and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release, dated December 29, 2017